As filed with the Securities and Exchange Commission on November 13, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pactera Technology International Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(state or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3/F, Building 8, Zhongguancun Software Park

Haidian District, Beijing 100193

People’s Republic of China

+86 (10) 8282-5266

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

HiSoft Technology International Limited 2011 Equity Incentive Plan, as amended

VanceInfo Technologies Inc. 2005 Stock Plan

 VanceInfo Technologies Inc. 2007 Share Incentive Plan

(Full Title of the Plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leiming Chen

Simpson Thacher & Bartlett

ICBC Tower, 35th Floor

3 Garden Road

Central, Hong Kong

+852 2514-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated Filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)		Proposed maximum aggregate offering price		Amount of registration fee
Common shares, par value US$0.00139482 per share	4,686,670	(3)	$34,663,626.35	(3)	$4,728.12
Common shares, par value US$0.00139482 per share	5,649,751	(4)	$36,759,232.06	(4)	$5,013.96
Total	10,336,421		$71,422,858.41		$9,742.08

(1)

These shares may be represented by the American Depositary Shares (the “ADSs”) of Pactera Technology International Ltd. (the “Registrant”), each of which represents one common share, par value US$0.00139482 per share (the “Common Share”). ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-167641) filed with the Commission on June 21, 2010 and a registration statement on Form F-6 (File No. 333-184697) filed with the Commission on November 1, 2012.

(2)

Pursuant to Rule 416 (a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plans.

(3)

These shares are reserved for future award grants under the HiSoft Technology International Limited 2011 Equity Incentive Plan, as amended, and the proposed maximum offering price, which is estimated solely for the purpose of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is calculated as 4,686,670 shares reserved and issuable for future award grants under the HiSoft Technology International Limited 2011 Equity Incentive Plan, as amended, multiplied by the average of the high and low prices for the Registrant’s ADSs, as quoted on the NASDAQ Global Select Market on November 9, 2012, or US$10.075, divided by nineteen, the then Common Share-to-ADS ratio and giving effect to the consolidation of every 13.9482 Common Shares of the Registrant into one Common Share on November 9, 2012, which is equal to an aggregate offering price of US$34,663,626.35.

(4)

The amount to be registered represents shares offered under the VanceInfo Technologies Inc. 2005 Stock Plan and the VanceInfo Technologies Inc. 2007 Share Incentive Plan. Pursuant to Rule 457(c) and Rule 457(h), the maximum aggregate offering price is calculated as the sum of (a) the product of 3,679,907 Common Shares issuable upon the exercise of outstanding options multiplied by the weighted average exercise price of $6.03 per share, which is equal to an aggregate offering price of $22,189,839.21, (b) the product of 842,643 Common Shares issuable upon vesting of outstanding restricted share awards multiplied by the average of the high and low prices for the Registrant’s ADS, as quoted on the NASDAQ Select Global Market on November 9, 2012, or US$10.075, divided by nineteen, the then Common Share-to-ADS ratio and giving effect to the consolidation of every 13.9482 Common Shares of the Registrant into one Common Share on November 9, 2012, which is equal to an aggregate offering price of US$6,232,370.13, and (c) the product of 1,127,201 shares reserved under the plans multiplied by the average of the high and low prices for the Registrant’s ADS, as quoted on the NASDAQ Select Global Market on November 9, 2012, or US$10.075, divided by nineteen, the then Common Share-to-ADS ratio and giving effect to the consolidation of every 13.9482 Common Shares of the Registrant into one Common Share on November 9, 2012, which is equal to an aggregate offering price of US$8,337,022.72.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information

The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. Registrant Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

a.             The Registrant’s annual report on Form 20-F for the year ended December 31, 2011 (File No. 001-34790) filed with the Commission on April 20, 2012;

b.             The Registrant’s Reports of Foreign Private Issuer on Form 6-K filed with the Commission on May 11, 2012, August 10, 2012, August 13, 2012, August 14, 2012, August 15, 2012, September 4, 2012, October 3, 2012, October 15, 2012, October 31, 2012, November 6, 2012 and November 9, 2012;

c.             The Registrant’s Registration Statement on Form F-6 (File No. 333-184697) filed with the Commission on November 1, 2012;

d.             The Registrant’s Registration Statement on Form F-6 (File No. 333-167641) filed with the Commission on June 21, 2010; and

e.             The description of the Registrant’s common shares set forth under “Description of Share Capital” and the description of the Registrant’s American Depositary Shares set forth under “Description of American Depositary Shares” in the Registrant’s Registration Statement on Form F-1 (File No. 333-170752), as amended, originally filed with the Commission on November 22, 2010, including any amendment and report subsequently filed for the purpose of updating that description.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration

Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities

Not applicable.

ITEM 5. Interests of Named Experts and Counsel

Not applicable.

ITEM 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. The Registrant’s articles of association provide that each officer or director of the registrant shall be indemnified out of the assets and profits of the Registrant against any losses, damages, costs and expenses incurred in their capacities as such, but the indemnity does not extend to any matter in respect of any fraud or dishonesty which may be attached to such person.

Under the form of indemnification agreements filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1 (File No. 333-167596) originally filed with the Commission on June 17, 2010, the Registrant will agree to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. Exemption from Registration Claimed

Not applicable.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. See Exhibit Index below.

ITEM 9. Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; and

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China on November 13, 2012.

PACTERA TECHNOLOGY INTERNATIONAL LTD.

By:	/s/ Tiak Koon Loh
Name:	Tiak Koon Loh
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Tiak Koon Loh and Sidney Xuande Huang as an attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of common shares of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to any and all amendments or supplements to this registration statement, whether such amendments or supplements are filed before or after the effective date of such registration statement, to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to any and all instruments or documents filed as part of or in connection with this registration statement and any and all amendments thereto, whether such amendments are filed before or after the effective date of such registration statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated in Beijing, People’s Republic of China on November 13, 2012.

Signature	Capacity

/s/ Chris Shuning Chen	Non-Executive Chairman and Director
Chris Shuning Chen

/s/ Tiak Koon Loh	Chief Executive Officer and Director
Tiak Koon Loh	(principal executive officer)

/s/ Sidney Xuande Huang	Chief Financial Officer
Sidney Xuande Huang	(principal financial and accounting officer)

/s/ Jenny Lee	Director
Jenny Lee

/s/ Terry McCarthy	Director
Terry McCarthy

/s/ Venkatachalam Krishnakumar	Director
Venkatachalam Krishnakumar

/s/ Ruby Rong Lu	Director
Ruby Rong Lu

/s/ May Tung	Director
May Tung

/s/ Samuelson S. M. Young	Director
Samuelson S. M. Young

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Pactera Technology International Ltd. has signed this registration statement or amendment thereto in New York on November 13, 2012.

By:	/s/ Diana Arias
Diana Arias
Senior Manager
Law Debenture Corporate Services Inc.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1

Sixth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 from the Registrant’s registration statement on Form F-1 (File No. 333-170752), as amended, initially filed with the SEC on November 22, 2010)

4.2

Amendment No. 1 to the Sixth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s current report on Form 6-K (File No. 001-34790) filed with the SEC on November 9, 2012)

4.3

Form of Deposit Agreement (“Deposit Agreement”) among the Registrant, Deutsche Bank Trust Company Americas, and holders and beneficial owners of the American Depositary Shares of the Registrant (incorporated by reference to Exhibit (a) to the Registrant’s registration statement on Form F-6 (File No. 333-167641) filed with the SEC on June 21, 2010)

4.4	Form of Amendment to Deposit Agreement (incorporated by reference to Exhibit (a)(2) to the Registrant’s registration statement on Form F-6 (File No. 333-184697) filed with the SEC on November 1, 2012)

4.5

HiSoft Technology International Limited 2011 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.3 to the Registrant’s annual report for the fiscal year 2011 on Form 20-F (File No. 001-34790) filed with the SEC on April 20, 2012)

4.6*	First Amendment to HiSoft Technology International Limited 2011 Equity Incentive Plan

4.7*	Form of Nonqualified Stock Option Agreement, under the HiSoft Technology International Limited 2011 Equity Incentive Plan, as amended

4.8*	Form of Restricted Stock Award Agreement, under the HiSoft Technology International Limited 2011 Equity Incentive Plan, as amended

4.9*	Form of Restricted Stock Unit Award Agreement, under the HiSoft Technology International Limited 2011 Equity Incentive Plan, as amended

4.10

VanceInfo Technologies Inc. 2007 Share Incentive Plan (incorporated by reference to Exhibit 10.2 to VanceInfo Technologies Inc.’s Registration Statement on Form F-1 (File no. 333-147601) filed with the SEC on November 23, 2007)

4.11

VanceInfo Technologies Inc. 2005 Stock Plan (incorporated by reference to Exhibit 10.1 to VanceInfo Technologies Inc.’s Registration Statement on Form F-1 (file no. 333-147601) filed with the SEC on November 23, 2007)

5.1*	Opinion of Maples and Calder

23.1*	Consent of Maples and Calder (included in Exhibit 5.1)

23.2*	Consent of Deloitte Touche Tohmatsu CPA Ltd.

24.1*	Power of Attorney (included on signature page hereto)

* Filed herewith